EXHIBIT 10.1

ASSET PURCHASE AND SALE AGREEMENT

THIS ASSET PURCHASE AND SALE AGREEMENT (“Agreement”) made July 24th , 2014 Lynx Mining LLC, a Texas limited liability company (“LYNX” or “SELLER”) and DNA Crypto Corp. a Nevada corporation (“DNAC” or the “PURCHASER”)

RECITALS:

DNAC is a wholly owned subsidiary of DNA Precious Metals, Inc. (“DNAP”).

DNAC currently has ten million shares of authorized common stock of which 5.1 million shares of common stock are issued and outstanding.

LYNX has developed proprietary software to “mine” bitcoins (the “Software”).

LYNX is willing to sell to DNAC and DNAC is willing to buy from Lynx, upon the terms and conditions set forth herein all rights title and interest to the Software.

DNAC and LYNX previously executed an Asset Purchase and Sale Agreement dated June 20, 2014.

DNAC  and LYNX wish to rescind all terms and conditions of the June 20, 2014 Asset Purchase and Sale Agreement and be replaced in its entirety by this Agreement.

ARTICLE I
SALE OF ASSETS AND DELIVERY OF INFORMATION

Upon the terms and subject to the conditions provided in this Agreement, LYNX shall, at the Closing convey, sell, transfer, assign and deliver to DNAC, and DNAC shall purchase from LYNX, free and clear of any liens or encumbrances, all of Seller’s right, title and interest in and to the Software as more fully set forth in Exhibit A.

At Closing, LYNX shall also deliver to DNAC:

Any and all data and records related to the Software including source software, referral sources, operating guides and manuals, financial and accounting records, creative materials, correspondence and other similar documents and records relating to the Software.

Any and all right, title and interest of the Seller in and to all intellectual property rights and proprietary expertise, including, without limitation, proprietary information, technical and technological data, know-how, processes, computer programs, and trade secrets, relating to the Assets.

Notwithstanding anything to the contrary contained in Article I, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any liability related to the Assets or the Seller’s Business.

ARTICLE II
PURCHASE PRICE FOR THE ASSETS

As consideration for the transfer of the Assets to DNAC, DNAC shall issue to Lynx 4,900,000 (4.9 million) shares of DNAC common stock (the “Purchase Price” or the “Shares”).   The Shares shall be delivered to Lynx no later than five days following Closing. .

ARTICLE III
CLOSING

The Closing of the transactions contemplated by this Agreement, and all deliveries to be made at such time in connection therewith, shall take place on or before August 1, 2014   (Said Closing and said date thereof, herein referred to as the “Closing” and the “Closing Date,” respectively).

ARTICLE IV
DOCUMENTS TO BE DELIVERED AT CLOSING

4.1          At the Closing the parties shall deliver the following original documents, each executed and, if required, acknowledged:

Seller shall deliver to Purchaser a duly executed Bill of Sale in the form of Exhibit “B” attached hereto, conveying, selling, transferring and assigning to Purchaser all of the Assets free and clear of any and all defects, liens, encumbrances, charges and equities whatsoever.

Seller shall deliver to Purchaser a duly executed Noncompetition Agreement from the Seller in    the form of Exhibit “C”.

ARTICLE V
POST CLOSING COVENANTS

5.1           Following Closing DNAP will make an equity contribution to DNAC of up to  $51,000 (THE “Funding”) either in whole or in part.    The Funding shall be wired into the DNAC bank account established by Conner Nelson.   In the event that Conner Nelson is not able to establish a bank account where the Funding will be immediately available, Mr. Conner shall instruct DNAP to pay all or any part of the Funding directly to DNAC service providers or to purchase the servers.  Any funds paid directly by DNAP on behalf of DNAC shall be credited against the $51,000 funding requirement. The Funding shall be used to develop a custom PCB board to be used with Cointerra Goldstriketm 1 ASIC chips, as well as to test PCB boards in immersion cooling equipment and to purchase any other equipment as determined by the  Board of Directors of DNAC.

5.2           The Board of Directors shall consist of five individuals, three to be named by Lynx and two to be named by DNAP.   Following Closing, the following individuals will constitute the DNAC Board of Directors;

Conner Nelson
Connor Shannon
Kristopher Pedigo
Tony Giuliano
James Chandik

5.3           The following individuals shall be named as officers of the Company:

President:  Conner Nelson
Vice President:  Connor Shannon
Treasurer:  Tony Giuliano
Secretary: Kristopher Pedigo

5.4           The sole and exclusive use of the Funding will be to purchase property and equipment for DNAC.  Notwithstanding the foregoing, the Funding may be used to reimburse officers and directors for out of pocket expenses incurred on behalf of DNAC.

5.5           Conner Nelson shall establish a bank account for DNAC.  All officers shall be signatories to the account.   All payments and/or checks must be approved by at least two officers.

5.6           Payment of all invoices, fees, costs or expenses in excess of $5,000 must be approved by Conner Nelson and Tony Giuliano.  If either should no longer serve as an officer or director of DNAC, then one signatory shall be designated by LYNX and the second signatory designated by DNAP.

5.7           If DNAC achieves certain revenue goals as established by the Board of Directors of both DNAC and DNAP, the Company may issue to Lynx additional shares of DNAC common stock in such amounts that Lynx will own 70% of DNAC’s issued and outstanding shares of common stock.

ARTICLE VI
WARRANTIES AND REPRESENTATIONS OF LYNX

LYNX warrants and represents to DNAC and DNAP and acknowledges that DNAP and DNAC are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of either DNAP or DNAC as follows:

6.1           Organization and Good Standing

LYNX is a limited liability company duly incorporated, organized, validly existing and in good standing under the laws of the state of Texas.  LYNX has all requisite corporate   authority to own, lease and to carry on its business as now being conducted.

6.2           Authority

LYNX has all requisite corporate authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by LYNX and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement has been duly authorized by the LYNX   board of directors and members.  No other corporate proceedings on the part of either LYNX or its equity owners   is necessary to authorize such documents or to consummate the transactions contemplated hereby

6.3           Corporate books and records

LYNX shall provide DNAC with any necessary books and records as may be requested following Closing to insure both DNAP and DNAC corporate compliance and reporting obligations.

6.4           Intellectual Property Rights

(a)        Intellectual Property Assets

Lynx owns or holds an interest in all intellectual property rights of the Assets   including but not limited to:

(1)	all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the “Marks”);

(2)	all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);

(3)	all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and

(4)
all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Company as licensee or licensor (collectively, the “Trade Secrets”).

(b)            Intellectual Property and Know-How Necessary for the Business

LYNX is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, and has the right to use without payment to a third party  all the Intellectual Property Assets.  All former and current employees and contractors of LYNX have executed written contracts, agreements or other undertakings with LYNX that assign all rights to any inventions, improvements, discoveries, or information relating to the Assets to LYNX.  No employee, director, officer or shareholder of LYNX owns directly or indirectly in whole or in part, any Intellectual Property Asset which LYNX is presently using or which is necessary for the conduct of its business.

(c)            Patents

LYNX does not hold any right, title or interest in and to any Patent and LYNX has not filed any patent application with any third party.  To the best knowledge of LYNX, none of the Assets to be conveyed infringes on any patent or other proprietary night of any other person or entity.

(d)            Trade Secrets

LYNX has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets.  LYNX has good title and an absolute right to use the Trade Secrets.  The Trade Secrets are not part of the public knowledge or literature, and to the best knowledge of LYNX, have not been used, divulged, or appropriated either for the benefit of any person or entity or to the detriment of LYNX.  No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

6.5                      Completeness of Disclosure

No representation or warranty by LYNX in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to DNAC pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

6.6                      Resale Restrictions and Investment Intent.

LYNX acknowledges and agrees that the DNAC shares are being issued for investment purposes only pursuant to an exemption from the prospectus and registration requirements of the Securities Act.  As required by applicable securities law, LYNX agrees to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation.  All certificates representing the DNAC shares to be issued on Closing will be endorsed with a restrictive legend similar in form and substance to the following:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED  OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED IN ACCORDANCE  WITH  THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION,  REQUIREMENTS OF THE 1933 ACT

LYNX is a sophisticated investor.  LYNX has conducted its own due diligence with respect to both DNAP and DNAC.  Both DNAP and DNAC have provided Lynx with all requested documentation.  Lynx understands that the DNAC shares are not publicly traded and represents an illiquid investment.

6.7           Liens and Encumbrances

The Assets to be conveyed pursuant to this Agreement are owned free and clear of all liens and encumbrances of any kind or nature.   The execution of this Agreement does not require the consent or approval of any third party.

ARTICLE VII
WARRANTIES AND REPRESENTATIONS OF DNAC

DNAC warrants and represents to LYNX and acknowledges that LYNX is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of LYNX as follows:

7.1           Organization and Good Standing

DNAC is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the state of Nevada.   DNAC   has all requisite corporate   authority to own, lease and to carry on its business as now being conducted.

7.2           Authority

DNAC   has all requisite corporate authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by DNAC each and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement has been duly authorized by its board of directors.  No other corporate proceedings on the part of either DNAC or DNAP    is necessary to authorize such documents or to consummate the transactions contemplated hereby

7.3           Capitalization

DNAC is authorized to issue 10 million shares of common stock of which 5.1 million are currently issued and outstanding.

7.4           Completeness of Disclosure

No representation or warranty by DNAC in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to LYNX pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

ARTICLE VIII
INDEMNIFICATION, REMEDIES, SURVIVAL

8.1           Agreement of LYNX to Indemnify

LYNX  will indemnify, defend, and hold harmless, to the full extent of the law, both DNAC and DNAP,  its officers,  directors and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by DNAC or DNAP by reason of, resulting from, based upon or arising out of:

(A)
the breach by LYNX  of any representation or warranty of LYNX  contained in or made pursuant to this Agreement, any LYNX  Document or any certificate or other instrument delivered pursuant to this Agreement; or

(B)
the breach or partial breach by LYNX  of any covenant or agreement of LYNX  made in or pursuant to this Agreement, any LYNX  Document or any certificate or other instrument delivered pursuant to this Agreement.

8.2           Agreement of DNAC to Indemnify

DNAC will indemnify, defend, and hold harmless, to the full extent of the law, LYNX from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by LYNX by reason of, resulting from, based upon or arising out of:

(A)
the breach by DNAC of any representation or warranty of DNAC contained in or made pursuant to this Agreement, any DNAC  Document or any certificate or other instrument delivered pursuant to this Agreement; or

(B)	the breach or partial breach by DNAC of any covenant or agreement of DNAC made in or pursuant to this Agreement, any DNAC or any certificate or other instrument delivered pursuant to this Agreement

ARTICLE IX
MISCELLANEOUS PROVISIONS

9.1           Effectiveness of Representations; Survival

Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake.  Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements will survive the Closing Date and continue in full force and effect until three (3) years after the Closing Date.

9.2           Further Assurances

Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

9.3           Amendment

This Agreement may not be amended except by an instrument in writing signed by each of the parties.

9.4           Expenses

Each party will bear their own costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby.

9.5           Entire Agreement

This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto.  Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

9.6           Notices

All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at their then place of business or residence.  Each party undertakes to provide each of the other parties notice of any change of address.

9.7           Headings

The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

9.8           Benefits

This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

9.9           Assignment

This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

9.10         Governing Law and Jurisdiction

This Agreement will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed therein.   The parties agree to jurisdiction for any dispute arising under this Agreement shall be in the state of Nevada.  The parties waive any claim of Forum Non-Convenience.  In the event of any litigation, the prevailing party shall be entitled to recover all costs including attorney fees.

9.11         Counterparts

This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.12.        Fax Execution

This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

9.13         Legal Representation

Each party acknowledges that it has been represented by counsel, or has been afforded the opportunity to be represented by counsel, in connection with this Agreement.  Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the parties.  The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

9.14         Rescission

Upon execution of this Agreement the Asset Purchase and Sale Agreement dated June 20, 2014 is hereby rescinded and of no further force or effect.  Neither party shall have any obligation to the other with respect to the June 24, 2014 Asset Purchase and Sale Agreement.

THIS AGREEMENT HAS BEEN PREPARED BY COUNSEL FOR DNAC. LYNX HAS BEEM AFFORDED THE OPPORTUNITY TO HAVE THIS AGREEMENT REVIEWED BY COUNSEL AND TO BE REPRESENTED BY COUNSEL.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

DNA CRYPTO CORP.

/s/James Chandik
BY: JAMES CHANDIK, DIRECTOR
ITS: Authorized Signatory

LYNX MINING, LLC

/s/ Conner Nelson
BY: CONNER NELSON, CEO
ITS: Authorized Signatory